Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-8 of our reports dated January 28, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1999.

         /S/DELOITTE & TOUCHE LLP
         Deloitte & Touche LLP
         Milwaukee, Wisconsin

         April 7, 2000